Exhibit 99.1

Covidien Reports Fourth-Quarter and Fiscal 2008 Results

•	Fourth-quarter net sales up 12%, led by double-digit increases in Medical Devices, Pharmaceutical Products and Medical Supplies

•

Fourth-quarter diluted GAAP earnings per share from continuing operations were $0.82; excluding specified items, adjusted diluted earnings per share from continuing operations were $0.73, 18% above the prior year

HAMILTON, Bermuda – November 17, 2008 – Covidien Ltd. (NYSE: COV; BSX: COV) today reported results for the fourth quarter of fiscal 2008 (July – September 2008). Fourth-quarter net sales rose 12% to $2.6 billion from $2.3 billion a year ago, fueled by strong growth in the Medical Devices, Pharmaceutical Products and Medical Supplies business segments. Sales growth was driven by higher volume and new products. Favorable foreign exchange contributed 3 percentage points to the sales increase. All International regions — Europe, Asia-Pacific and Other Americas — reported strong double-digit sales gains.

Fourth-quarter gross margin of 54.6% was up 2.8 percentage points from the prior year period. This significant improvement reflected favorable foreign exchange and positive product mix, including benefits from the launch of new products in the Dosage pharmaceutical business. Improvement was also aided by the incremental investments made to grow the Company’s higher-margin businesses.

Selling, general and administrative expenses were higher than in the fourth quarter of last year. The increase was attributable to planned growth in selling and marketing investments, foreign exchange and higher administrative costs. Research and Development (R&D) expense in the quarter was up 41% over the prior year and represented 4.0% of sales.

For the fourth quarter, the Company reported operating income of $541 million, versus $386 million a year ago. Fourth-quarter adjusted operating income, excluding the specified items shown in the attached Quarterly Non-GAAP Reconciliations table, was $552 million, versus $447 million in the fourth quarter of the prior year. Fourth-quarter adjusted operating income represented 21.5% of sales, versus 19.5% a year ago.

The fourth-quarter effective tax rate was 18.4%. Excluding the specified items shown in the Quarterly Non-GAAP Reconciliations table, the fourth-quarter tax rate was 27.0%. The rate was lower primarily due to favorable foreign exchange offset by changes to certain non-U.S. tax rates.

Fourth-quarter diluted GAAP earnings per share from continuing operations were $0.82, versus $0.52 per share in the fourth quarter of last year. The fourth-quarter non-GAAP diluted earnings per share, excluding the specified items shown in the Quarterly Non-GAAP Reconciliations table, were $0.73, versus $0.62 a year ago.

For fiscal 2008, net sales of $9.9 billion were 11% above the $8.9 billion in the prior year, with favorable foreign exchange contributing 4 percentage points to the sales increase.

The Company reported operating income of $1.95 billion in fiscal 2008 versus $585 million the year before. Fiscal 2008 adjusted operating income, excluding the specified items shown in the Annual Non-GAAP Reconciliations table, was $2.09 billion, representing 21.1% of sales, versus $1.92 billion and 21.5% of sales a year ago.

The effective tax rate was 27.1% for fiscal 2008. Excluding the specified items shown in the Annual Non-GAAP Reconciliations table, the tax rate for the year was 29.2%.

Fiscal 2008 diluted GAAP earnings per share from continuing operations were $2.86, versus a loss of $0.33 per share in the prior year. The fiscal 2008 non-GAAP diluted earnings per share, excluding the specified items shown in the Annual Non-GAAP Reconciliations table, were $2.70, versus $2.63 a year ago.

“We finished fiscal 2008 with our strongest quarterly operational results since becoming a public company in mid-2007,” said Chairman, President and Chief Executive Officer Richard J. Meelia. “Growth was broad-based, with three of our four segments reporting double-digit increases. Our performance was especially strong in markets outside the U.S., as we continued to benefit from the incremental investments made over the last few years to augment our sales force and expand geographically. Our Imaging segment, however, posted disappointing fourth-quarter results, but we have plans in place designed to improve its performance going forward.

“Looking at 2009, we remain comfortable with the operational growth targets communicated at our Investor Day in September,” Mr. Meelia said. “Although reported results will most likely be negatively impacted by the recent strengthening of the U.S. dollar, we have a strong pipeline of new products, fueled by strategic investments in R&D, that will enhance our growth in the coming year and beyond.”

Results by business segment follow.

Medical Devices sales of $1.7 billion in the fourth quarter were up 10% from $1.6 billion in the comparable quarter of last year. The sales gain was aided by favorable foreign exchange, which contributed 4 percentage points to the increase, as well as by new products and higher volume. Sales in Endomechanical were well above those of a year ago, led by sharply higher sales of laparoscopic instruments. Energy again registered strong double-digit quarterly growth, paced by vessel sealing and hardware products. Sales in Soft Tissue Repair climbed significantly, driven by stronger sales of hernia mesh products.

For fiscal 2008, Medical Devices sales grew 12% to $6.8 billion from $6.0 billion a year ago. Favorable foreign exchange contributed 6 percentage points to the sales advance.

Imaging Solutions fourth-quarter sales rose 3% to $300 million from $291 million a year ago, with the entire gain attributable to favorable foreign exchange. Radiopharmaceutical sales were above those of the year before, while Contrast Product sales were unchanged, reflecting lower volume and continued pricing pressures in the United States.

For the fiscal year, Imaging Solutions sales climbed 13% to $1.2 billion versus $1.1 billion last year. Favorable foreign exchange contributed 5 percentage points to the sales increase.

Pharmaceutical Products sales of $296 million in the fourth quarter were 37% above the prior year’s $216 million. Growth was attributable to significantly higher sales of Dosage pharmaceuticals, due largely to the launches of oxycodone hydrochloride extended-release tablets and TussiCaps® extended-release capsules late in the quarter. Dosage sales in the quarter also benefited from a competitor’s continued supply constraints. The strong Dosage increase more than offset lower sales of Active Pharmaceutical Ingredients, reflecting a decline for narcotic products.

For the fiscal year, Pharmaceutical Products sales were up 12% to $1.0 billion from $908 million last year.

Medical Supplies fourth-quarter sales grew 10% to $245 million from $223 million in the fourth quarter of the previous year. The increase was primarily due to higher sales of Nursing Care and OEM products.

For the fiscal year, Medical Supplies sales, at $920 million, were 4% above last year’s $887 million.

FISCAL 2009 OUTLOOK

The Company has updated its fiscal 2009 guidance to reflect the recent strengthening of the US dollar against most currencies which negatively impacts sales and profit growth in the Medical Devices and Imaging Solutions segments. The Company now estimates that sales in the 2009 fiscal year will be flat to up 3%, including foreign exchange at current rates. Operational growth, excluding foreign exchange, remains at the previously communicated range of 6% to 9% for fiscal 2009. Including foreign exchange at current rates, net sales are expected to be -3% to flat versus 2008 in the Medical Devices segment and -4% to -1% in Imaging Solutions. There are no changes to previous 2009 guidance for the Pharmaceutical Products or Medical Supplies segments, where sales are expected to increase 20%+ and 2% to 5%, respectively. Including foreign exchange at current rates and excluding the impact of one-time items, the operating margin is expected to be in the 21.5% to 22.5% range. We now anticipate the effective tax rate will be in the 28% to 31% range for fiscal 2009, excluding the impact of one-time items.

ABOUT COVIDIEN LTD.

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in four segments: Medical Devices, Imaging Solutions, Pharmaceutical Products and Medical Supplies. With 2008 revenue of nearly $10 billion, Covidien has more than 41,000 employees worldwide in 59 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS:
Eric Kraus	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
eric.kraus@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Wayde McMillan
Vice President	Director
Public Relations	Investor Relations
508-452-4372	508-452-4387
bruce.farmer@covidien.com	wayde.mcmillan@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	Web – Go to Covidien’s website at www.covidien.com. A replay of the call will be available through November 24 at the same website.

•

Telephone – The dial-in number for participants in the United States is (866)-800-8649. For participants outside the United States, the dial-in number is (617)-614-2703. The access code for both numbers is 91716204.

•

Audio replay – The conference call will be available for replay, beginning at 10:30 a.m. ET on November 17, 2008, and ending at 11:59 p.m. on November 24, 2008. The dial-in number for participants in the United States is (888)-286-8010. For participants outside the United States, the replay dial-in number is (617)-801-6888. The replay access code for all callers is 97956744.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted operating income, adjusted earnings per share and adjusted operating margin, that are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payers and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, including legacy Tyco-related litigation, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates, issues related to our existing material weakness in accounting for income taxes or potential environmental liabilities. These and other factors are identified and described in more detail in our filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien Ltd.

Consolidated Statements of Income

Quarters Ended September 26, 2008 and September 28, 2007

(in millions, except per share data)

	Quarter Ended September 26, 2008	Percent of Net Sales	Quarter Ended September 28, 2007	Percent of Net Sales
Net sales	$2,573	100.0%	$2,298	100.0%
Cost of products sold	1,167	45.4	1,107	48.2

Gross profit	1,406	54.6	1,191	51.8

Selling, general and administrative expenses	751	29.2	671	29.2
Research and development expenses	103	4.0	73	3.2
Restructuring charges	4	0.2	32	1.4
Shareholder settlements, net of insurance recovery	7	0.3	(5)	(0.2)
Intangible asset impairment charges	—	—	34	1.5

Operating income	541	21.0	386	16.8

Interest expense	(45)	(1.7)	(63)	(2.7)
Interest income	13	0.5	8	0.3
Other income, net	3	0.1	15	0.7

Income from continuing operations before income taxes	512	19.9	346	15.1

Income tax expense	94	3.7	85	3.7

Income from continuing operations	418	16.2	261	11.4

Loss from discontinued operations, net of income taxes	(9)	(0.3)	(227)	(9.9)

Net income	$409	15.9	$34	1.5

Basic earnings per share:
Income from continuing operations	$0.83		$0.53
Loss from discontinued operations	(0.02)		(0.46)
Net income	0.81		0.07

Diluted earnings per share:
Income from continuing operations	$0.82		$0.52
Loss from discontinued operations	(0.02)		(0.46)
Net income	0.81		0.07

Weighted-average number of shares outstanding:
Basic	502		497
Diluted	508		500

Covidien Ltd.

Non-GAAP Reconciliations

Quarters Ended September 26, 2008 and September 28, 2007

(in millions, except per share data)

	Quarter Ended September 26, 2008
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$541	$512	$418	$0.82
Adjustments:
Restructuring charges (1)	4	4	1	—
Shareholder settlements, net of insurance recovery (2)	7	7	7	0.01
Impact of tax sharing agreement (3)	—	(12)	(12)	(0.02)
Tax matters (4)	—	—	(41)	(0.08)

As adjusted	$552	$511	$373	0.73

(1)	Relates to restructuring charges primarily within our Imaging segment.
(2)	Represents our portion of Tyco International’s legal settlements with certain shareholders, net of our portion of insurance recovery.
(3)

Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics resulting from adjustments to our adoption of FIN 48 and adjustments to legacy income tax liabilities subject to the tax sharing agreement.

(4)

Primarily consists of the settlement of certain income tax matters and adjustments to legacy income tax liabilities, a portion of which are not subject to the tax sharing agreement with Tyco International and Tyco Electronics.

	Quarter Ended September 28, 2007
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$386	$346	$261	$0.52
Adjustments:
Restructuring charges (1)	32	32	21	0.04
Class action settlement insurance recovery (2)	(5)	(5)	(5)	(0.01)
Intangible asset impairment charges (3)	34	34	21	0.04
Tax matters (4)	—	—	13	0.03

As adjusted	$447	$407	$311	0.62

(1)	Consists of restructuring charges of $23 million and related asset impairment charges of $9 million primarily within our Medical Devices segment.
(2)	Represents our portion of Tyco International’s insurance recovery.
(3)	Primarily represents the write-off of a non-amortizable trademark within our Imaging Solutions segment.
(4)	Primarily consists of adjustments to legacy income tax liabilities, a portion of which are not subject to the tax sharing agreement with Tyco International and Tyco Electronics.

Covidien Ltd.

Segment and Geographical Sales

Quarters Ended September 26, 2008 and September 28, 2007

(dollars in millions)

	Quarters Ended
	September 26, 2008	September 28, 2007	Percent change	Percent change currency	Operational growth
Medical Devices (1)
United States	$742	$705	5%	—%	5%
Non-U.S.	990	863	15	8	7

	$1,732	$1,568	10	4	6

Imaging Solutions (1)
United States	$174	$180	(3)%	—%	(3)%
Non-U.S.	126	111	14	9	5

	$300	$291	3	3	—

Pharmaceutical Products (1)
United States	$271	$195	39%	—%	39%
Non-U.S.	25	21	19	(10)	29

	$296	$216	37	(1)	38

Medical Supplies (1)
United States	$245	$223	10%	—%	10%
Non-U.S.	—	—	—	—	—

	$245	$223	10	—	10

Covidien Ltd. (1)
United States	$1,432	$1,303	10%	—%	10%
Non-U.S.	1,141	995	15	7	8

	$2,573	$2,298	12	3	9

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

Covidien Ltd.

Select Product Line Sales

Quarters Ended September 26, 2008 and September 28, 2007

(dollars in millions)

	Quarters Ended
	September 26, 2008	September 28, 2007	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical	$541	$479	13%	4%	9%
Soft Tissue Repair	154	128	20	5	15
Energy	213	171	25	5	20
Oximetry and Monitoring	158	150	5	2	3
Airway and Ventilation	209	202	3	4	(1)
Vascular	138	127	9	3	6
SharpSafety	118	118	—	—	—
Clinical Care	103	97	6	4	2

Imaging Solutions
Radiopharmaceuticals	$136	$127	7%	3%	4%
Contrast	164	164	—	3	(3)

Covidien Ltd.

Consolidated and Combined Statements of Operations

Fiscal Years Ended September 26, 2008 and September 28, 2007

(in millions, except per share data)

	Fiscal Year Ended September 26, 2008	Percent of Net Sales	Fiscal Year Ended September 28, 2007	Percent of Net Sales
Net sales	$9,910	100.0%	$8,895	100.0%
Cost of products sold	4,601	46.4	4,273	48.0

Gross profit	5,309	53.6	4,622	52.0

Selling, general and administrative expenses	2,881	29.1	2,446	27.5
Research and development expenses	341	3.4	260	2.9
In-process research and development charges	22	0.2	38	0.4
Restructuring charges	77	0.8	57	0.6
Class action and shareholder settlements, net of insurance recoveries	42	0.4	1,202	13.5
Intangible asset impairment charges	—	—	34	0.4

Operating income	1,946	19.6	585	6.6

Interest expense	(209)	(2.1)	(188)	(2.1)
Interest income	43	0.4	35	0.4
Other income (expense), net	199	2.0	(135)	(1.5)

Income from continuing operations before income taxes	1,979	20.0	297	3.3

Income tax expense	536	5.4	462	5.2

Income (loss) from continuing operations	1,443	14.6	(165)	(1.9)

Loss from discontinued operations, net of income taxes	(82)	(0.8)	(177)	(2.0)

Net income (loss)	$1,361	13.7	$(342)	(3.8)

Basic earnings per share:
Income (loss) from continuing operations	$2.89		$(0.33)
Loss from discontinued operations	(0.16)		(0.36)
Net income (loss)	2.72		(0.69)

Diluted earnings per share:
Income (loss) from continuing operations	$2.86		$(0.33)
Loss from discontinued operations	(0.16)		(0.36)
Net income (loss)	2.70		(0.69)

Weighted-average number of shares outstanding: (1)
Basic	500		497
Diluted	505		497

(1)

The common shares outstanding immediately following the separation from Tyco International were used to calculate basic and diluted earnings per share prior to the separation because no common shares, share options or restricted shares of Covidien were outstanding on or before June 29, 2007.

Covidien Ltd.

Non-GAAP Reconciliations

Fiscal Years Ended September 26, 2008 and September 28, 2007

(in millions, except per share data)

	Fiscal Year Ended September 26, 2008
	Operating income	Income from continuing operations before income taxes	Income from continuing operations	Diluted earnings per share from continuing operations
GAAP	$1,946	$1,979	$1,443	$2.86
Adjustments:
In-process research and development charges (1)	22	22	22	0.04
Restructuring charges (2)	77	77	60	0.12
Class action and shareholder settlements, net of insurance recoveries (3)	42	42	42	0.08
Impact of tax sharing agreement (4)	—	(193)	(193)	(0.38)
Tax matters (5)	—	—	(10)	(0.02)

As adjusted	$2,087	$1,927	$1,364	2.70

(1)	Write-off of in-process research and development primarily relates to acquisitions by our Medical Devices segment.
(2)	Consists of restructuring charges of $59 million and related impairment charges of $18 million primarily within our Medical Devices segment.
(3)	Represents our portion of Tyco International’s legal settlements with certain shareholders, net of our portion of insurance recoveries.
(4)

Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and Tyco Electronics primarily resulting from the adoption of FIN 48 and adjustments to legacy income tax liabilities subject to the tax sharing agreement.

(5)

Primarily consists of the settlement of certain income tax matters and adjustments to legacy income tax liabilities, a portion of which are not subject to the tax sharing agreement with Tyco International and Tyco Electronics.

	Fiscal Year Ended September 28, 2007
	Operating income	Income from continuing operations before income taxes	(Loss) income from continuing operations	Diluted (loss) earnings per share from continuing operations
GAAP	$585	$297	$(165)	$(0.33)
Adjustments:
In-process research and development charges (1)	38	38	30	0.06
Restructuring charges (2)	57	57	37	0.07
Class action settlement, net of insurance recoveries (3)	1,202	1,202	1,202	2.42
Intangible asset impairment charges (4)	34	34	21	0.04
Loss on early extinguishment of debt (5)	—	155	152	0.31
Tax matters (6)	—	—	34	0.07
Impact of dilutive shares (7)	—	—	—	(0.02)

As adjusted	$1,916	$1,783	$1,311	2.63

(1)	Write-off of in-process research and development relates to acquisitions by our Medical Devices segment.
(2)	Consists of restructuring charges of $48 million and related asset impairment charges of $9 million primarily within our Medical Devices segment.
(3)	Represents our portion of Tyco International’s class action settlement, net of our portion of the related insurance recoveries.
(4)	Primarily represents the write-off of a non-amortizable trademark within our Imaging Solutions segment.
(5)	Represents losses on the early extinguishment of debt, of which $146 million was allocated to us by Tyco International.
(6)

Consists of certain tax costs incurred in connection with our separation from Tyco International and other adjustments to legacy income tax liabilities, a portion of which are not subject to the tax sharing agreement with Tyco International and Tyco Electronics, partially offset by the release of deferred tax valuation allowances related to changes in non-U.S. tax law.

(7)

GAAP diluted weighted-average shares outstanding excludes 3 million shares related primarily to the effect of potential option exercises because the effect would be anti-dilutive. Diluted weighted-average shares outstanding on an adjusted basis includes the incremental dilutive effect of the 3 million shares, resulting in an as adjusted weighted-average shares outstanding of 500 million.

Covidien Ltd.

Segment and Geographical Sales

Fiscal Years Ended September 26, 2008 and September 28, 2007

(dollars in millions)

	Fiscal Year Ended
	September 26, 2008	September 28, 2007	Percent change	Percent change currency	Operational growth
Medical Devices (1)
United States	$2,882	$2,722	6%	—%	6%
Non-U.S.	3,881	3,301	18	11	7

	$6,763	$6,023	12	6	6

Imaging Solutions (1)
United States	$718	$671	7%	—%	7%
Non-U.S.	496	406	22	11	11

	$1,214	$1,077	13	5	8

Pharmaceutical Products (1)
United States	$915	$829	10%	—%	10%
Non-U.S.	98	79	24	1	23

	$1,013	$908	12	1	11

Medical Supplies (1)
United States	$920	$887	4%	—%	4%
Non-U.S.	—	—	—	—	—

	$920	$887	4	—	4

Covidien Ltd. (1)
United States	$5,435	$5,109	6%	—%	6%
Non-U.S.	4,475	3,786	18	11	7

	$9,910	$8,895	11	4	7

(1)	Sales to external customers are reflected in the regions based on the location of the sales force executing the transaction.

Covidien Ltd.

Select Product Line Sales

Fiscal Years Ended September 26, 2008 and September 28, 2007

(dollars in millions)

	Fiscal Year Ended
	September 26, 2008	September 28, 2007	Percent change	Percent change currency	Operational growth
Medical Devices
Endomechanical	$2,138	$1,858	15%	7%	8%
Soft Tissue Repair	580	494	17	7	10
Energy	805	638	26	6	20
Oximetry and Monitoring	636	597	7	4	3
Airway and Ventilation	806	766	5	7	(2)
Vascular	533	482	11	5	6
SharpSafety	463	460	1	2	(1)
Clinical Care	407	372	9	5	4

Imaging Solutions
Radiopharmaceuticals	$559	$487	15%	4%	11%
Contrast	655	590	11	5	6